Exhibit 4(i)
	INSITUFORM TECHNOLOGIES, INC.

	1992 EMPLOYEE STOCK OPTION PLAN




		1. 	Purposes of Plan.  The purposes of this Plan,
which shall be known as the Insituform Technologies, Inc. 1992 Employee Stock Option Plan, and is hereinafter referred to as the "Plan", are (i) to provide incentives for key employees of Insituform Technologies, Inc. (the "Company") and any parent and subsidiary corporations (within the respective meanings of Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), and referred to herein as "Parent" and "Subsidiary," respectively), and to consultants and other individuals providing services to such companies, by encouraging their ownership of the class A common stock, $.01 par value (the "Common Stock"), of the Company, and (ii) to aid the Company in retaining such key employees and other persons, upon whose efforts the Company's success and future growth depends, and attracting other such employees and other persons.

		2. 	Administration.  The Plan shall be administered by
the Board of Directors of the Company or, as determined by the Board of Directors in its sole discretion, by a committee from time to time appointed by the Board of Directors and consisting of not less than two of its members (the Board of Directors, or such committee, for purposes of this Plan hereinafter referred to as the "Committee"), as hereinafter provided. Subject to the terms of the Plan, the Committee shall have plenary authority to determine the key employees, consultants and other individuals to whom options are to be granted under the Plan, the number of shares to be subject to each such option, the terms and conditions upon which the options are granted and are exercisable and whether such options will be incentive stock options or non-qualified stock options. For purposes of administration, the Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, make such determinations and interpretations and take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including Optionees (as hereinafter defined) and their legal representatives and beneficiaries.

		The Board of Directors shall designate one of the members of the Committee as its Chairman. The Committee shall hold its meetings at such times and at such places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). No member of the Committee shall be liable for any act or omission with respect to his service on the Committee if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company. Service on the Committee shall constitute service as a director of the Company for all purposes.

		The Committee may, in its sole discretion, authorize the Non-Insider Stock Option Committee (the "Non-Insider
Committee") of the Board of Directors to determine the key employees, consultants and other individuals to whom options otherwise authorized by the Committee are to be granted, in each case subject to the terms of the Plan and such authorization by the Committee and insofar as such optionees do not constitute "officers", for purposes of Section 16 of the Securities and Exchange Act of 1934; and, in the event the Non-Insider Committee does not determine such individuals, shares of Common Stock otherwise covered by options authorized by the Committee and submitted to the Non-Insider Stock Option Committee shall be available for further options hereunder.

		The Non-Insider Committee shall be appointed from time to time by the Board of Directors and shall consist of one or more of its members, who need not be members of the Committee. The Non-Insider Committee shall hold its meetings at such times and at such places as it may determine. A majority of its members shall constitute a quorum. All determinations made by the Non-Insider Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be effective as if it had been made by a majority vote at a meeting duly called and held. The Non-Insider Committee may appoint a Secretary (who need not be a member of the Committee). No member of the Non-Insider Committee shall be liable for any act or omission with respect to his service on the Committee if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company. Service on the Non-Insider Committee shall constitute service as a director of the Company for all purposes.

		3. 	Stock Available for Options.  There shall be
available for options under the Plan a total of 2,850,000 shares of Common Stock, subject to any adjustments which may be made pursuant to Section 5(f) hereof. Shares of Common Stock used for purposes of the Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both. Shares of Common Stock covered by options which have terminated or expired prior to exercise shall be available for further options hereunder.

		4. 	Eligibility.  Options under the Plan may be
granted to key employees of the Company or any Parent or Subsidiary thereof, including officers of the Company or any Parent or Subsidiary thereof, and to consultants and other individuals providing services to the Company or any Parent or Subsidiary. Options may not be granted under the Plan to any member of the Board of Directors of the Company (whether or not a key employee of, or a consultant or other individual providing services to, the Company or any Parent or Subsidiary). Options may be granted to eligible individuals whether or not they hold or have held options previously granted under the Plan or otherwise granted or assumed by the Company. In selecting individuals for options, the Committee (with reference to any action of the Non-Insider Committee, if and to the extent authorized pursuant to
Section 2) may take into consideration any factors it may deem relevant, including its estimate of the individual's present and potential contributions to the success of the Company and/or any Parent or Subsidiary thereof. Service as a consultant of or to the Company or any Parent or Subsidiary shall be considered employment for purposes of the Plan (and the period of such service shall be considered the period of employment for purposes of Section 5(d) of the Plan); provided, however, that incentive stock options may be granted under the Plan only to an individual who is an "employee" (as such term is used in Section 422 of the Code) of the Company or any Subsidiary or Parent.

		5. 	Terms and Conditions of Options.  The Committee
(with reference to any action of the Non-Insider Committee, if and to the extent authorized pursuant to Section 2) shall, in its discretion, prescribe the terms and conditions of the options to be granted hereunder which terms and conditions need not be the same in each case, subject to the following:

			(a) 		Option Price.  The price at which each
share of Common Stock covered by an option granted under the Plan may be purchased shall be determined by the Committee (with reference to any action of the Non-Insider Committee, if and to the extent authorized pursuant to Section 2) and shall not be less than the lesser of (i) the tangible book value per share of Common
Stock, determined in accordance with generally accepted accounting principles, as of the end of the fiscal quarter of the Company immediately preceding the fiscal quarter in which the option is granted, or (ii) the market value per share of Common Stock on the date of grant of an option as determined pursuant to Section 5(c).
 The date of the grant of an option shall be the date specified by the Committee (with reference to any action of the Non-Insider
Committee, if and to the extent authorized pursuant to Section 2) in its grant of the option.

			(b) 	Option Period.  The period for exercise of
an option shall in no event be more than ten years from the date of grant. Options may, in the discretion of the Committee, be made exercisable in installments during the option period. Any shares not purchased on any applicable installment date may be purchased thereafter at any time before the expiration of the option period.

			(c) 	Exercise of Options.  In order to exercise
an option, the holder thereof (the "Optionee") shall deliver to the Company written notice specifying the number of shares of Common Stock to be purchased, together with cash or a certified or bank cashier's check payable to the order of the Company in the full amount of the purchase price therefor; provided that, for the purpose of assisting an Optionee to exercise an option, the Company may make loans to the Optionee or guarantee loans made by third parties to the Optionee, on such terms and conditions as the Board of Directors may authorize and approve; and provided further that such purchase price may be paid in shares of Common Stock owned by the Optionee having a market value on the date of exercise equal to the aggregate purchase price, or in a combination of cash and Common Stock. For purposes of the Plan, the market value per share of Common Stock shall be the last sale price regular way on the date of reference, or, in case no sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the last sale price of the Common Stock as reported on the National
Association of Securities Dealers Automated Quotation ("NASDAQ")
National Market System on such date, or if the Common Stock is not so reported, the average of the closing high bid and low asked prices of the Common Stock in the over-the-counter market on such date, as reported on the NASDAQ system, or if there are no such prices reported on the NASDAQ system on such date, as furnished to the Committee by a New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the market value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee. An Optionee shall have none of the rights of a stockholder until the shares of Common Stock are issued to him. An option may not be exercised for less than ten shares of Common Stock, or the number of shares of Common Stock remaining subject to such option, whichever is smaller.

			(d) 	Effect of Termination of Employment.  An
option may not be exercised after the Optionee has ceased to be in the employ of the Company or any Parent or Subsidiary, except in the following circumstances:


			(i)   if the Optionee's employment is
terminated at or after age 60 (unless the employer shall have grounds to terminate the Optionee's employment for "cause" [as hereinafter defined]) or by action of the Optionee's employer for reasons other than cause, the option may be exercised by the Optionee within 30 days after such termination, but only as to any shares exercisable on the date the Optionee's employment so terminates;

			(ii)   if the Optionee's employment is
terminated by reason of the Optionee's total and permanent disability (pursuant to the terms of any employee disability benefit plan maintained by the Company or any Parent or Subsidiary thereof) while employed by the Company or any Parent or Subsidiary thereof
(unless the employer shall have grounds to terminate the Optionee's employment for cause), the option shall thereupon become exercisable in full by the Optionee within 30 days after such termination;

			(iii)  in the event of the death of the
 Optionee during the 30-day period after
termination of employment covered by (i) above, the Optionee's beneficiary or the person or persons to whom his rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of his death to exercise any options which were exercisable by the Optionee at the time of his death;

			(iv) in the event of the death of the
Optionee while employed, the option shall thereupon become exercisable in full, and the person or persons to whom the Optionee's rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of the Optionee's death to exercise such option.

The provisions of the foregoing clauses (ii) and (iii) shall apply to any outstanding options which are incentive stock options to the extent permitted by Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in the foregoing clauses (ii) and (iii), be treated for all purposes of the Plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing clauses (ii) and (iii).

	For purposes of this Plan, the term "cause" shall be defined to mean the Optionee's: (i) breach of any undertaking by the Optionee not to compete with the Company or any Parent or Subsidiary thereof; (ii) breach of any undertaking by the Optionee to keep and maintain confidential information of the Company or any Parent or Subsidiary thereof in strictest confidence, or (iii) causing or inducing, or attempting to cause or induce, either directly or indirectly, any employees, sales representatives, consultants or other personnel of the Company or any Parent or Subsidiary thereof to terminate their relationships or employment or breach their agreements with the Company or any Parent or Subsidiary thereof, or requesting or advising any of the customers, suppliers, or other business contacts of the Company or any Parent or Subsidiary thereof to withdraw, curtail or cancel their business with the Company or any Parent or Subsidiary thereof.

		In no event shall any option be exercisable more than ten years from the date of grant thereof. Nothing in the Plan or in any option granted pursuant to the Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the employ of the Company or any Parent or Subsidiary thereof or interfere in any way with the right of the Company to terminate his employment at any time.

			(e) 	Nontransferability of Options.  During the
lifetime of an Optionee, options held by such Optionee shall be exercisable only by him. No option shall be transferable other than by will or by the laws of descent and distribution; provided, however, that Options may, in the discretion of the Committee, permit the Optionee to designate a beneficiary or beneficiaries, in the event of the Optionee's death, to exercise the rights of the Optionee and receive the Stock issued pursuant to the Option.
Such beneficiary designation shall be in such form as shall be prescribed by the Committee, shall be effective upon delivery to the Company, and when effective shall revoke all prior designations. If an Optionee dies with no such beneficiary designation in effect, the Option shall be transferred by will or pursuant to the laws of descent and distribution.

			(f) 	Adjustments for Change in Stock Subject to
Plan and Other Events. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of shares subject to the Plan, in the number and kind of shares covered by outstanding options, or in the option price per share.

			(g) 	Registration, Listing and Qualification of
Shares of Stock. Each option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the shares of Common
Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Common Stock thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company may require that any person exercising an option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

			(h) 	Other Terms and Conditions.  The Committee
may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, as it deems advisable.

		6. 	Provisions Applicable to Incentive Stock Options.
The Committee (with reference to any action of the Non-Insider
Committee, if and to the extent authorized pursuant to Section 2) may, in its discretion, grant "incentive stock options" (within the meaning of Section 422 of the Code) under the Plan to eligible employees, provided, however, that: (a) no such incentive stock option shall be granted at an option price which is less than the market value per share of Common Stock on the date of the grant;
(b) no such incentive stock option shall be issued to any one
Optionee if the aggregate fair market value, determined at the time of the grant of such incentive stock options, of the shares with respect to which such incentive stock options are exercisable for the first time by such Optionee during any calendar year, together with all options under any other incentive stock option plan of the Company exercisable during such year, exceeds
$100,000; (c) no such incentive stock option shall be granted to any Optionee who at the time such option is granted owns more than 10 percent of the total combined voting stock of the Company unless (i) the option price is not less than 110 percent of the fair market value per share of stock on the date of the grant, and
(ii) the option is not exercisable after five years from the date such option is granted; and (d) Section 5(d)(iii) hereof shall not apply to any incentive stock option.

		7.	Withholding Tax.  Upon the disposition by any
person of shares of Common Stock acquired pursuant to the exercise of an option granted pursuant to the Plan, the Company shall have the right to require such person to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such shares.

		8. 	Amendment and Termination.  Unless the Plan shall
theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no option shall be granted thereunder after March 31, 2002; provided, however, that the Board of Directors may at any time prior to that date terminate the Plan.
The Board of Directors may at any time amend the Plan; provided, however, that, except as contemplated in Section 5(f) hereof, the Board of Directors shall not, without approval by a majority of the votes cast by the stockholders of the Company at a meeting of stock-holders at which a proposal to amend the Plan is voted upon:
(i) increase the maximum number of shares of Common Stock for which options may be granted under the Plan, (ii) change the formula as to minimum option prices, (iii) extend the period during which options may be granted or exercised, or (iv) amend the requirements as to the class of persons eligible to receive options. No termination or amendment of the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any option held by such Optionee.

		9. 	Effectiveness of Plan.  The Plan will not be made
effective unless approved by a majority of the votes cast by the stockholders of the Company at a meeting of stockholders within twelve (12) months from the date the Plan is adopted by the Board of Directors, duly called and held for such purpose, and no option granted hereunder shall be exercisable prior to such approval.

		10. 	Other Actions.  Nothing contained in the Plan
shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.








corp\ina\stk-optn\stkoprev.00